POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Burgess Winter, Douglas J. Purdom and Andrew A. Brodkey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the following registration statements filed with the Securities and Exchange Commission on behalf of Magma Copper Company, a Delaware corporation (the "Company"):

               Form S-3                            Form S-8
               --------                            --------

               33-60501                            33-21344
               33-53021                            33-35566
               33-52857                            33-35569
               33-26294                            33-47910
                                                   33-64766
                                                   33-66498
                                                   33-66500

as necessary to terminate such registration statements and to deregister the securities remaining unsold thereunder, and to file such amendments, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         This power of attorney has been signed below by the following persons in their capacities and on the dates indicated below.



      Signature                         Title                        Date
      ---------                         -----                        ----

/s/ J. Burgess Winter              President, Chief            February 13, 1996
---------------------             Executive Officer,
    J. Burgess Winter


/s/ Douglas J. Purdom           Vice President and Chief       February 13, 1996
---------------------               Financial Officer
    Douglas J. Purdom           (Principal Financial and
                                   Accounting Officer

/s/ T. Rognald Dankmeyer              Director                  February 9, 1996
------------------------
    T. Rognald Dankmeyer


/s/ Donald E. Egan                    Director                  February 9, 1996
------------------
    Donald E. Egan


/s/ Stefano Giorgini                  Director                  February 9, 1996
--------------------
    Stefano Giorgini